CARMAX REPORTS RECORD SECOND QUARTER RESULTS;
Updates Fiscal 2007 Expectations

Richmond, Va., September 20, 2006 - CarMax, Inc. (NYSE:KMX) today reported results for the second quarter ended August 31, 2006.

▪	Total sales increased 18% to $1.93 billion from $1.63 billion in the second quarter of last year.

▪	Comparable store used unit sales rose 7% for the quarter.

▪	Total used unit sales grew 15% in the second quarter.

▪	Net earnings increased 44% to $54.3 million, or 50 cents per diluted share, compared with $37.6 million, or 35 cents per diluted share, earned in the second quarter of fiscal 2006.

➢
Earnings for the current year’s quarter include share-based compensation costs of $8.1 million, net of tax effects, or 8 cents per share, resulting from the adoption of Statement of Financial Accounting Standards (SFAS) No. 123R. Results for the second quarter of fiscal 2006 have been restated to reflect additional share-based compensation costs of $3.8 million, net of tax effects, or 4 cents per share, related to this accounting change.

➢	Earnings for the current year’s quarter include a benefit of 4 cents per share from favorable CarMax Auto Finance items.

▪	For the fiscal year ending February 28, 2007, CarMax now expects comparable store used unit sales in the range of 6% to 8% and earnings per share in the range of $1.55 to $1.65.

Sales Components
(In millions)	Three Months Ended August 31 (1)			Six Months Ended August 31 (1)
	2006	2005	Change	2006	2005	Change
Used vehicle sales	$1,526.7	$1,236.5	23.5%	$2,987.9	$2,440.3	22.4%
New vehicle sales	121.2	151.9	(20.2)%	239.6	286.0	(16.2)%
Wholesale vehicle sales	222.3	190.8	16.5%	469.6	380.3	23.5%
Other sales and revenues:
Extended service plan revenues	29.2	25.7	13.8%	58.0	50.2	15.6%
Service department sales	23.8	24.7	(3.7)%	47.0	47.4	(0.8)%
Third-party finance fees, net	6.2	4.2	47.6%	12.6	8.0	57.0%
Total other sales and revenues	59.3	54.6	8.5%	117.6	105.6	11.3%
Net sales and operating revenues	$1,929.5	$1,633.9	18.1%	$3,814.7	$3,212.2	18.8%

(1)	Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

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CarMax, Inc.

Retail Vehicle Sales Changes
	Three Months Ended August 31		Six Months Ended August 31
	2006	2005	2006	2005
Comparable store vehicle sales:
Used vehicle units	7%	10%	6%	8%
New vehicle units	(19)%	10%	(15)%	5%
Total units	5%	10%	5%	8%

Used vehicle dollars	15%	14%	14%	12%
New vehicle dollars	(21)%	10%	(17)%	6%
Total dollars	11%	14%	11%	11%

Total vehicle sales:
Used vehicle units	15%	21%	14%	20%
New vehicle units	(19)%	10%	(15)%	3%
Total units	12%	20%	12%	19%

Used vehicle dollars	23%	25%	22%	24%
New vehicle dollars	(20)%	10%	(16)%	4%
Total dollars	19%	23%	18%	21%

Retail Vehicle Sales Mix
	Three Months Ended August 31		Six Months Ended August 31
	2006	2005	2006	2005
Vehicle units:
Used vehicles	94%	92%	94%	93%
New vehicles	6	8	6	7
Total	100%	100%	100%	100%

Vehicle dollars:
Used vehicles	93%	89%	93%	89%
New vehicles	7	11	7	11
Total	100%	100%	100%	100%

Unit Sales
	Three Months Ended August 31		Six Months Ended August 31
	2006	2005	2006	2005
Used vehicles	86,846	75,616	171,112	149,759
New vehicles	5,131	6,320	10,078	11,924
Wholesale vehicles	52,648	47,499	106,434	92,129

Average Selling Prices
	Three Months Ended August 31		Six Months Ended August 31
	2006	2005	2006	2005
Used vehicles	$17,399	$16,204	$17,285	$16,161
New vehicles	$23,476	$23,878	$23,626	$23,824
Wholesale vehicles	$4,120	$3,934	$4,303	$4,043

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CarMax, Inc.

Earnings Highlights
(In millions except per share data)	Three Months Ended August 31			Six Months Ended August 31
	2006	2005 (1)	Change	2006	2005 (1)	Change
Net earnings	$54.3	$37.6	44.2%	$111.0	$74.6	48.8%
Diluted weighted average shares outstanding	107.7	106.3	1.3%	107.4	106.3	1.0%
Net earnings per share (2)	$0.50	$0.35	42.9%	$1.03	$0.70	47.1%

(1)	Restated to reflect the adoption of SFAS 123R.
(2)	Per share amounts are presented on a fully diluted basis.

Selected Operating Ratios
(In millions)	Three Months Ended August 31				Six Months Ended August 31
	2006	% (1)	2005 (2)	% (1)	2006	% (1)	2005 (2)	% (1)

Net sales and operating revenues	$1,929.5	100.0%	$1,633.9	100.0%	$3,814.7	100.0%	$3,212.2	100.0%
Gross profit	$253.4	13.1%	$208.6	12.8%	$501.6	13.1%	$406.3	12.6%
CarMax Auto Finance income	$36.5	1.9%	$23.8	1.5%	$68.9	1.8%	$50.9	1.6%
Selling, general, and administrative expenses	$200.0	10.4%	$171.4	10.5%	$387.0	10.1%	$335.2	10.4%
Operating profit (EBIT) (3)	$89.8	4.7%	$61.0	3.7%	$183.5	4.8%	$122.1	3.8%
Net earnings	$54.3	2.8%	$37.6	2.3%	$111.0	2.9%	$74.6	2.3%

(1)	Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2)	Restated to reflect the adoption of SFAS 123R.
(3)	Operating profit equals earnings before interest and income taxes.

Gross Profit
	Three Months Ended August 31				Six Months Ended August 31
	2006		2005		2006		2005
	$/unit (1)	% (2)	$/unit (1)	% (2)	$/unit (1)	% (2)	$/unit (1)	% (2)
Used vehicle gross profit	$1,963	11.2%	$1,856	11.3%	$1,944	11.1%	$1,829	11.2%
New vehicle gross profit	$1,176	5.0%	$1,122	4.7%	$1,195	5.0%	$973	4.1%
Wholesale vehicle gross profit	$699	16.5%	$578	14.4%	$711	16.1%	$604	14.6%
Other gross profit	$436	67.6%	$411	61.7%	$449	69.1%	$404	61.8%
Total gross profit	$2,755	13.1%	$2,546	12.8%	$2,768	13.1%	$2,513	12.6%

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.
(2)	Calculated as a percentage of its respective sales or revenue.

Second Quarter Business Performance Review

Sales. “We had another strong quarter, with solid contributions on many fronts,” said Tom Folliard, president and chief executive officer. “Continued strong traffic and store execution were the primary drivers of our 7% used unit comps. We were particularly pleased with our robust sales performance given the difficult comparison with last year’s second quarter when we reported 10% comps. Last year’s quarter benefited from the domestic manufacturers’ new car employee pricing programs, which drove traffic into the market and created greater pricing transparency.

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CarMax, Inc.

“Wholesale sales climbed reflecting increases in both retail sales and appraisal traffic,” said Folliard. “New vehicle unit sales were down, reflecting a combination of weaker new car industry trends and our strategic decision to increase targeted gross margin dollars per unit on new vehicles. The increase in other sales and revenues reflected an increase in extended service plan sales in line with our used unit sales growth and an increase in third-party finance fees resulting from a decline in subprime-financed sales.”

Margins. “Similar to the first quarter, our used vehicle gross profit per unit benefited from a steady, consistent sales performance,” said Folliard. “CarMax is a volume-based business, and we systematically cut prices based on our proprietary pricing algorithms in order to appropriately balance inventory turns and margin achievement. When our sales pace is consistently strong, we take fewer pricing reductions, which in turn maximizes gross profit dollars.

“As anticipated, our wholesale vehicle gross profit increased to nearly $700 per unit, reflecting the combined benefits of refinements in our car buying process and increased efficiencies in our in-store auctions over the past couple of years,” said Folliard.

CarMax Auto Finance. “CAF income climbed 53% compared with last year’s second quarter,” said Folliard. “CAF income benefited from the growth in total sales and managed receivables, an increase in the average amount financed, an improvement in the gain spread, and a favorable valuation adjustment.” This year’s second quarter CAF income included a benefit of 4 cents per share, primarily due to lowering the loss rate assumptions on previously securitized receivables that continue to outperform previous loss estimates. The lower loss rate reflected both fewer defaults and improved recoveries.

“The gain on loans originated and sold as a percent of loans sold was 3.9% in this year’s second quarter, compared with 3.3% in the second quarter of fiscal 2006,” said Folliard. “Consumer rates typically lag movements in our funding costs, and the recent pause in interest rate increases allowed our funding costs to remain relatively stable during the second quarter, even as consumer rates continued to rise.” The reported gain as a percent of loans sold including the benefit of the favorable item was 4.6% in this year’s second quarter.

SG&A. “Our SG&A ratio declined to 10.4% compared with 10.5% last year,” said Folliard. “This quarter we absorbed a nearly 30 basis point increase related to higher share-based compensation costs. This increase was driven, in large part, by the accelerated vesting of stock options this quarter upon the retirement of our former CEO.”

As previously reported, CarMax adopted SFAS 123R in the first quarter of fiscal 2007, and results for the prior year have been restated to enhance comparability. SFAS 123R requires all share-based compensation to be accounted for using a fair-value-based method. CarMax recognized $13.1 million of share-based compensation expense ($8.1 million net of taxes) in the second quarter of the current year, including $12.5 million reflected in selling, general, and administrative expenses, compared with $6.2 million ($3.8 million net of taxes) in the second quarter of fiscal 2006, all of which is included in selling, general, and administrative expenses.

Earnings. “We are very pleased to have two back-to-back quarters where we experienced broad-based strength,” said Folliard. “Earnings per share for the first half of the year were up 47%, with across-the-board contributions related to used and wholesale sales and gross profits, CAF, and SG&A leverage.”

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CarMax, Inc.

Store Openings

No new superstores were opened during the second quarter. CarMax plans to open two standard superstores and four satellite superstores during the balance of the fiscal year, bringing total fiscal 2007 store openings to ten. Normal construction delays have shifted the planned opening date of the company’s third used car superstore in the Charlotte, N.C., market into the first quarter of fiscal 2008. This store was previously expected to open in the fourth quarter of fiscal 2007.

Fiscal 2007 Expectations

“Given our strong performance in the first half of the year, we believe it is appropriate to refine our comparable store used unit growth expectations and to increase our earnings per share expectations for the current fiscal year,” said Folliard. “We now expect annual used unit comp growth in the range of 6% to 8%.” Fiscal 2007 used unit comps were previously expected to be in the range of 2% to 8%.

“We now expect fiscal 2007 earnings per share in the range of $1.55 to $1.65, representing EPS growth in the range of 23% to 31%, compared with the $1.26 reported in fiscal 2006 after restatement for SFAS 123R,” continued Folliard. “This revised range includes an estimated 19 or 20 cents per share of share-based compensation expense, compared with 13 cents per share recognized in the restated fiscal 2006 results. The revised range also includes the 7 cents per share of favorable CAF items reported in the first half of this year, while last year’s results included 9 cents per share of favorable CAF items.” Fiscal 2007 earnings per share were previously expected to be in the range of $1.25 to $1.47.

“Our revised expectations assume that we don’t experience abnormal winter weather events,” said Folliard. “Our outlook also assumes a decline in gross profit dollars per wholesale unit in the second half of the year compared with the unusually high levels reported in the second half of fiscal 2006. And, we now expect CAF’s gain spread to be in the range of 3.7% to 4.0% in the second half of the year, assuming no significant changes in the interest rate environment.”

Third Quarter Fiscal 2007 Earnings Release Date

CarMax currently plans to release third quarter sales and earnings results on Wednesday, December 20, 2006, before the opening of the New York Stock Exchange. The company will host a conference call for investors at 9:00 a.m. Eastern time on that date. Information on this conference call will be available on the company’s investor information home page at http://investor.carmax.com in early December.

Conference Call Information

CarMax will host a conference call for investors at 9:00 a.m. Eastern Time today, September 20, 2006. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 5404507). International investors should dial 1-706-679-7457 (conference I.D.: 5404507). A live webcast of the call will be available on the company’s investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 12:00 noon Eastern Time on September 20, 2006, and will run through midnight, September 27, 2006. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 5404507) and international investors at 1-706-645-9291 (conference I.D.: 5404507). A replay of the call also will be available on the company’s investor information home page or at www.streetevents.com.

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CarMax, Inc.

About CarMax

CarMax, a Fortune 500 company, and one of the Fortune 2006 “100 Best Companies to Work For,” is the nation’s largest retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 71 used car superstores in 34 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2006, the company sold 311,241 used cars, which is 94% of the total 330,296 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

The company cautions readers that the statements contained in this release about the company’s future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following: changes in the general U.S. or regional U.S. economy; intense competition within the company’s industry; significant changes in retail prices for used and new vehicles; a reduction in the availability or the company’s access to sources of inventory; the significant loss of key employees from the company’s store, regional, or corporate management teams; the efficient operation of the company’s information systems; changes in the availability or cost of capital and working capital financing; the company’s ability to acquire suitable real estate; the occurrence of adverse weather events; seasonal fluctuations in the company’s business; the geographic concentration of the company’s superstores; the regulatory environment in which the company operates; the effect of various litigation matters; the effect of new accounting requirements or changes to generally accepted accounting principles; and the occurrence of certain other material events. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

Contacts:

Investors and Financial Media:
Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597
General Media:
Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594
Trina Lee, Public Relations Manager, (804) 747-0422, ext. 4197

CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(In thousands except per share data)

	Three Months Ended August 31				Six Months Ended August 31
	2006	%(1)	Restated(2) 2005	%(1)	2006	%(1)	Restated(2) 2005	%(1)

Sales and operating revenues:
Used vehicle sales	$1,526,738	79.1	$1,236,514	75.7	$2,987,858	78.3	$2,440,319	76.0
New vehicle sales	121,231	6.3	151,922	9.3	239,639	6.3	286,015	8.9
Wholesale vehicle sales	222,299	11.5	190,783	11.7	469,595	12.3	380,275	11.8
Other sales and revenues	59,274	3.1	54,634	3.3	117,589	3.1	105,604	3.3
Net sales and operating revenues	1,929,542	100.0	1,633,853	100.0	3,814,681	100.0	3,212,213	100.0
Cost of sales	1,676,177	86.9	1,425,269	87.2	3,313,061	86.9	2,805,870	87.4
Gross profit	253,365	13.1	208,584	12.8	501,620	13.1	406,343	12.6
CarMax Auto Finance income	36,512	1.9	23,824	1.5	68,906	1.8	50,895	1.6
Selling, general, and administrative expenses	200,049	10.4	171,401	10.5	387,015	10.1	335,166	10.4
Interest expense	2,335	0.1	375	—	4,282	0.1	1,569	—
Interest income	300	—	191	—	567	—	326	—
Earnings before income taxes	87,793	4.5	60,823	3.7	179,796	4.7	120,829	3.8
Provision for income taxes	33,529	1.7	23,187	1.4	68,756	1.8	46,213	1.4
Net earnings	$54,264	2.8	$37,636	2.3	$111,040	2.9	$74,616	2.3

Weighted average common shares:
Basic	105,916		104,528		105,590		104,457
Diluted	107,651		106,296		107,353		106,262

Net earnings per share:
Basic	$0.51		$0.36		$1.05		$0.71
Diluted	$0.50		$0.35		$1.03		$0.70

(1)	Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.
(2)	Restated to reflect the adoption of SFAS 123R.

CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands)

	August 31 2006	Restated (1) August 31 2005	Restated (1) February 28 2006

ASSETS
Current assets:
Cash and cash equivalents	$23,781	$41,825	$21,759
Accounts receivable, net	66,690	62,037	76,621
Automobile loan receivables held for sale	4,019	2,360	4,139
Retained interests in securitized receivables	189,820	157,784	158,308
Inventory	734,364	585,248	669,700
Prepaid expenses and other current assets	12,071	8,418	11,211

Total current assets	1,030,745	857,672	941,738

Property and equipment, net	533,335	434,835	499,298
Deferred income taxes	28,782	16,391	24,576
Other assets	43,856	38,762	44,000

TOTAL ASSETS	$1,636,718	$1,347,660	$1,509,612

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190,168	$148,341	$188,614
Accrued expenses and other current liabilities	94,495	83,929	85,316
Accrued income taxes	37,701	12,333	5,598
Deferred income taxes	8,831	23,552	23,562
Short-term debt	1,915	—	463
Current portion of long-term debt	103,402	106,152	59,762

Total current liabilities	436,512	374,307	363,315

Long-term debt, excluding current portion	34,276	35,279	134,787
Deferred revenue and other liabilities	34,229	28,776	31,407
Deferred income taxes	—	4,112	—

TOTAL LIABILITIES	505,017	442,474	529,509

SHAREHOLDERS’ EQUITY	1,131,701	905,186	980,103

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,636,718	$1,347,660	$1,509,612

(1)	Restated to reflect the adoption of SFAS 123R.

CarMax, Inc.

CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended August 31
	2006	Restated (1) 2005
Operating Activities:
Net earnings	$111,040	$74,616
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Depreciation and amortization	16,727	12,194
Share-based compensation expense	19,636	10,271
Loss (gain) on disposition of assets	86	(829)
Provision for deferred income taxes	(18,937)	(6,801)
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	9,931	14,130
Decrease in automobile loan receivables held for sale, net	120	19,792
Increase in retained interests in securitized receivables	(31,512)	(9,821)
Increase in inventory	(64,664)	(8,681)
(Increase) decrease in prepaid expenses and other
current assets	(860)	4,590
Decrease (increase) in other assets	144	(737)
Increase in accounts payable, accrued expenses and other current liabilities, and accrued income taxes	42,218	7,609
Increase in deferred revenue and other liabilities	2,822	254
Net cash provided by operating activities	86,751	116,587

Investing Activities:
Capital expenditures	(54,317)	(115,240)
Proceeds from sales of assets	3,467	78,173
Net cash used in investing activities	(50,850)	(37,067)

Financing Activities:
Increase (decrease) in short-term debt, net	1,452	(65,197)
Issuance of long-term debt	—	105,229
Payments on long-term debt	(56,871)	(100,411)
Equity issuances, net	13,928	3,694
Excess tax benefits from share-based payment arrangements	7,612	1,866
Net cash used in financing activities	(33,879)	(54,819)

Increase in cash and cash equivalents	2,022	24,701
Cash and cash equivalents at beginning of year	21,759	17,124
Cash and cash equivalents at end of period	$23,781	$41,825

(1)	Restated to reflect the adoption of SFAS 123R.

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